UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2007

WINCROFT, INC.
(Exact Name of registrant as specified in its charter)

COLORADO	0-12122	84-0601802
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

730 W. Randolph, Suite 600, Chicago, Illinois	60661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 454-0015

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective November 8, 2007, the Board amended Article II, Section 1 of the Company's Bylaws, attached hereto as exhibit 3(ii). Article II, Section 1 previously stated:
The property, affairs, and business of the Corporation shall be managed by a Board of Directors consisting of not less than 3 nor more than 9 members who shall be elected annually and shall continue in office until the next meeting and until their successors have been duly elected and qualified. The directors shall be elected at the annual meeting of the stockholders. Directors need not be stockholders. A vacancy on the Board of Directors shall be filled by election of the remaining members of the Board.

Article II, Section 1 now states:

The property, affairs, and business of the Corporation shall be managed by a Board of Directors consisting of not less than 1 nor more than 9 members who shall be elected annually and shall continue in office until the next meeting and until their successors have been duly elected and qualified. The directors shall be elected at the annual meeting of the stockholders. Directors need not be stockholders. A vacancy on the Board of Directors shall be filled by the remaining members of the Board.

SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
3(ii)	Bylaws of Wincroft, Inc. effective as of November 8, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2007

WINCROFT, INC.

By:	/s/ Bartly J. Loethen
Bartly J. Loethen President